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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-82414) and related Prospectus of Sonus Pharmaceuticals, Inc. for the registration of 2,489,300 shares of its common stock and to the incorporation by reference therein of our report dated January 18, 2002, with respect to the financial statements of Sonus Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP





Seattle, Washington
March 4, 2002